Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 8, 2016, with respect to the consolidated financial statements and schedule of Duluth Holdings Inc. included in the Annual Report on Form 10-K for the year ended January 31, 2016, which are incorporated by reference in this Registration Statement.  We consent to the incorporation by reference of the aforementioned report in this Registration Statement on Form S-8.

Chicago, Illinois

February 17, 2017